EXHIBIT 1

                             JOINT FILING AGREEMENT



                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Shares of Hollinger Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned hereby execute this Joint Filing Agreement this 14th day of February, 1994.



                                      THE RAVELSTON CORPORATION LIMITED


                                      By:  /s/ Charles G. Cowan
                                         ---------------------------------------
                                           Charles G. Cowan, Q.C.

                                      Title:  Vice-President and Secretary



                                      By:  /s/ Conrad M. Black
                                         ---------------------------------------
                                          The Hon. Conrad M. Black, P.C., O.C.,
                                          individually and on behalf of C.M.
                                          Black Investments Limited

                                      Title:  Chairman of C.M. Black Investments
                                              Limited




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